SHARE LENDING AGREEMENT
                             -----------------------



By and Between:

ZENNIE MORRIS, Businessperson, of Providenciales, Turks and Caicos Islands,
B.W.I.

                                           (hereinafter referred to as "Morris")

And

BERRA HOLDINGS LTD., a private company incorporated pursuant to the laws of the Turks and Caicos Islands, B.W.I.

                                            (hereinafter referred to as "Berra")

And

VEM AKTIENBANK AG, duly represented by its CEO, Andreas Beyer, and maintaining its corporate offices at Rosental 5, 80331 Munich, Germany

                                              (hereinafter referred to as "VEM")


PREAMBLE:

Dermisonics, Inc. (the "Company") is an operating company incorporated pursuant to the laws of the State of Nevada, one of the United States of America, which maintains a market for its common shares, par value $0.001, in Germany through listings in the Freiverkehr at the Berlin-Bremen Stock Exchange ("Berlin Exchange") and the Frankfurt Stock Exchange ("Frankfurt Exchange") where, in both cases, the trading symbol is FQC and the WKN is AODK4Y and also maintains a market for its common shares, par value $0.001, in the United States through the National Association of Securities Dealers' Over-the-Counter Bulletin Board ("OTCBB") where the trading symbol is DMSI and the ISIN is US24983U1043;

Morris and Berra (jointly referred to hereinafter as "Lenders") are each the registered and beneficial owners of at least one million (1,000,000) common shares in the capital stock of the Company and are jointly willing to lend a total of one million, nine hundred thousand (1,900,000) registered and fully negotiable common shares in the capital stock of the Company (the "Shares") with a nominal value of $1,900. to VEM.


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Now therefore, the Parties hereto hereby agree as follows

                                     SEC. 1
                 OBJECT OF THE AGREEMENT, DELIVERY OF THE SHARES

     1. Morris shall lend VEM one million (1,000,000) registered and fully negotiable common shares in the capital stock of the Company and Berra shall lend VEM nine hundred (900,000) registered and fully negotiable common shares in the capital stock of the Company thereby representing a total loan to VEM of one million, nine hundred thousand (1,900,000) common shares in the capital stock of the Company.

     2. The Lenders shall deliver the Shares as specified in Section 1, Para 1 of this Share Lending Agreement (the "Agreement") to VEM as soon as is practicably possible after execution of this Agreement. The Lenders shall deliver the Shares, in certificate form, registered in the name of VEM and on a basis that is free of any costs or charges to VEM, to VEM's deposit number 19 51 055, at Bankhaus Carl F. Plump & Co., Bremen, Germany, Sorting Code 29030400, Clearstream Banking, Luxembourg (CEDE LU LL) - formerly: CEDEL, a/c: 63359, Bankhaus bPlump & Co (PLUM DE 29).

                                     SEC. 2
                       USE OF SHARES, SHAREHOLDERS RIGHTS

     1. VEM shall be solely entitled to sell the Shares provided that, upon completion of the said sales, a minimum of sixty percent (60%) of the proceeds realized by VEM from the sale of the Shares shall be used by used by VEM to subscribe for Convertible Promissory Notes to be issued by the Company.

     2. It is the intention of the Parties hereto that, throughout the term of this Agreement, the Lenders shall retain all rights attached to the Shares including, without limiting the generality of the foregoing, all voting and participatory rights on their respective allotments of the Shares in the Company as specified in Section 1, Para 1 of this Agreement. Inasmuch as VEM has requested that the Shares be registered to VEM prior to delivery as specified in Section 2, Para 1 of the Agreement, VEM shall convey to the Lenders, at the expense of the Lenders, all voting and participatory rights in those shares which constitute their respective contributions to the Shares.

                                     SEC. 3
                        RETURN OF LOAN, RETURN SURROGATES

     1. VEM shall return to each of the Lenders a Convertible Promissory Note (the "Note") to be issued by the Company in favor of VEM Aktienbank AG and assigned by VEM to each of the Lenders. The terms of the Note shall be negotiated as between VEM and the Company provided that the principal amount of the Notes shall total a minimum of sixty percent (60%) of the proceeds realized


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          by VEM from the sale of the Shares and the said proceeds shall be allocated between the Lenders as the principal in their respective Notes on a basis that is in direct proportion to the number of Shares each Lender has lent to VEM. The Notes shall bear interest in the amount of ten percent (10%) per annum, shall become due and payable two (2) years after the date of issuance by the Company, and shall include, inter alia, a right in the holder of the Note to convert the principal amount of the Note and any interest that may have accrued thereunder into common shares, par value $0.001, of the Company provided that, in the event that the holders of the Notes elect to convert, the total number of shares of the Company to be issued on account of principal shall not exceed two million, four hundred thousand (2,400,000) common shares (par value $0.001) of the Company. The Notes to be issued by the Company shall, in all other material respects, be similar in form and substance to the document which is attached hereto as Schedule A

     2. In the event that this Agreement is terminated pursuant to the provisions of Section 5 hereof, the return of the loan in accordance with this Section 3 shall be effected within two (2) weeks after receipt by VEM of notice of termination.

     3. In the event that the Company is not be able to validly execute the capital increase(s) contemplated by this Share Lending Agreement and the Agreement between VEM and the Company and VEM is therefore not able to subscribe for the Convertible Promissory Notes, VEM can effect repayment of the loan to the Lenders by payment in cash of all proceeds collected by VEM in the sale of the Shares, less a handling fee of 10 %.

     4. VEM will assign and deliver the Notes to the Lenders as soon after receipt by VEM of the Notes as is practicably possible.

                                     SEC. 4
                                  NO LOAN COSTS

     1. No loan costs shall be charged to VEM, that is, the lending of the Shares to VEM shall be free of charge.

                                     SEC. 5
                       TERM OF THE AGREEMENT, TERMINATION

     1. This Agreement shall come into effect after execution and delivery of the Agreement by all parties and shall have an indefinite term. In case the increase(s) in capital of the Company can not be performed for mandatory statutory reasons, VEM will return the Shares and/or the proceeds, less a fee of 10 % within two weeks of notice being given by the Company of the impossibility to resolve upon share capital increases by the Company, such notice detailing the legal impediments faced by the Company in the form of a legal opinion by Company's U.S. counsel. Until the Company has made a decision whether to perform


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          increase(s) in capital, this Agreement can only be terminated by either party for good reason.


                                     SEC. 6
                                 CONFIDENTIALITY

          No party to this Agreement shall, without the prior written consent of the other parties, disclose any information concerning the existence and/or terms of this Agreement to a third party except in the proper performance of this Agreement or as required by law or a competent authority. This duty of confidentiality shall survive the termination of this Agreement.

                                     SEC. 7
                                  MISCELLANEOUS

     1. This Agreement shall be exclusively subject to the laws of the Federal Republic of Germany and the exclusive place of venue shall be Munich, Germany.

     2. No amendment, modification or waiver of this agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against who enforcement of such amendment, modification or waiver is sought. No course of dealing between the parties to this agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this agreement. No delay on the part of the Client or Consultant in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Client or Consultant of any such right or remedy shall preclude other or further exercises thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

     3. This agreement and any appendices hereto constitute the full and entire understanding and agreement between the parties with regard to the subject hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

     4. Whenever possible each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this agreement.


     Dated this ____ day of May, 2005 at Munich, Germany


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                    APPENDIX 1 TO THE SHARE LENDING AGREEMENT
                          MINIMUM PRICE (S. 4, PARA 3)




The minimum price as defined in S. 4, Para 3 of the Share Lending Agreement shall be EUR
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Dated this      day of May, 2005 at Munich, Germany
           ----



------------------------------

Andreas Beyer (Vorstand)
VEM Aktienbank AG



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Berra Holdings Ltd.



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------------------------------

Andreas Beyer (Vorstand)
VEM Aktienbank AG



------------------------------

Berra Holdings Ltd.



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Zennie Morris                         Witness


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Zennie Morris                         Witness